UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ACURA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ACURA PHARMACEUTICALS, INC.
616 N. North Court, Suite 120
Palatine, Illinois 60067

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2013 Annual Meeting of Shareholders (the “Meeting”) of Acura Pharmaceuticals, Inc., a New York corporation, (the “Company”), will be held at the, Newark Liberty International Airport Marriott, 1 Hotel Road, Newark, NJ 07114 on May 1, 2013 at 9:00 a.m., Eastern Time, for the purposes listed below:

1.	To elect five directors to the Board of Directors who shall serve until the 2014 Annual Meeting of Shareholders, or until their successors have been elected and qualified;
2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and
3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 12, 2013 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

For a period of 10 days prior to the Meeting, a shareholders list will be kept at our administrative office and shall be available for inspection by shareholders during normal business hours. A shareholders list shall also be present and available for inspection at the Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of paper copies of this proxy statement and our 2012 Annual Report. We believe this process allows us to provide our shareholders with the required information more promptly, reduces adverse environmental impact, and reduces costs associated with printing and distributing our proxy materials. The Notice contains instructions on how to access our Proxy Statement and 2012 Annual Report over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including our Proxy Statement, 2012 Annual Report and a form of proxy card or voting instruction card.

Your vote is important. Whether or not you plan to attend the Meeting, we encourage you to vote as soon as possible. You may vote your shares via a toll-free telephone number or via the Internet as further described in the Notice. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Any shareholder attending the Meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

Your attention is directed to the Proxy Statement for information regarding each proposal to be made at the meeting.

Peter A. Clemens
Senior Vice President,
Chief Financial Officer and Secretary
Palatine, Illinois

March 12, 2013

ACURA PHARMACEUTICALS, INC.
616 N. North Court, Suite 120
Palatine, Illinois 60067

PROXY STATEMENT

2013 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ACURA PHARMACEUTICALS, INC. (the “Company”) of proxies to be voted at the 2013 Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on May 1, 2013 and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our stockholders access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed commencing on or about March 18, 2013 to our stockholders who owned our common stock at the close of business on March 12, 2013. Shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The close of business on March 12, 2013 has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Meeting. On the Record Date, our outstanding voting securities consisted of 46,375,485 shares of common stock, $0.01 par value per share (the “Common Stock”). Under the New York Business Corporation Law and our Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date, for all matters, including the election of directors. The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the “Votes Cast”) with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not affect the outcome of the voting on a proposal. Holders of Common Stock have no cumulative voting rights in the election of directors. Shareholders have no appraisal rights with respect to any matter being voted upon.

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VOTING OF PROXIES

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our shareholders of record and beneficial owners a Notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A shareholder's election to receive proxy materials by mail or electronically by e-mail will remain in effect until the stockholder terminates such election.

To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

You can view the proxy materials for the Meeting on the Internet at www.proxyvote.com. Please have your 12 digit control number available. Your 12 digit control number can be found on your Notice. If you received a paper copy of your proxy materials, your 12 digit control number can be found on your proxy card or voting instruction card.

Whether you hold shares directly as a registered shareholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.

If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

You may revoke your proxy and change your vote at any time before the final vote at the Meeting. If you are a shareholder of record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on April 30, 2013 (the latest telephone or Internet proxy is counted); or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you will need to request a proxy from the bank or broker and bring it with you to vote at the meeting.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. IF NO INSTRUCTIONS ARE INDICATED AND YOU ARE A SHAREHOLDER OF RECORD, THE COMMON STOCK REPRESENTED THEREBY WILL BE VOTED (i) FOR the election of Directors and (ii) FOR the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

The proposal to approve the appointment of independent auditors is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Meeting. In contrast, the proposal for the election of directors is a “non-discretionary” item. This means brokerage firms that have not received voting instructions from their clients on this proposal may not vote on it. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on such proposals.

THE BOARD OF DIRECTORS

In 2012, the Company’s Board of Directors held 8 meetings. Each of the Company's Directors attended at least 75% of the sum of (1) all 2012 Board meetings and (2) all meetings held by Board committees on which a Director served. Directors are strongly encouraged to attend all Board meetings, Board committee meetings, and shareholder meetings. All of our directors attended our 2012 annual meeting.

Board Committees

In 2012, the Company had an Audit Committee, a Compensation Committee and a Strategic Transaction Committee of the Board of Directors. In 2012, the Audit Committee met five times, the Compensation Committee met two times, and the Strategic Transaction Committee met 23 times. The Charter of our Audit Committee is available on our website, www.acurapharm.com, under the menu item “Audit Committee Charter” appearing under the “Corporate” tab. The Charter of our Compensation Committee is also available on our website under the menu item “Compensation Committee Charter” appearing under the “Corporate” tab. There is no Charter for the Strategic Transaction Committee.

Audit Committee

The Audit Committee is composed of George K. Ross, Chairman, Bruce F. Wesson and William G. Skelly. The Audit Committee is responsible for selecting the Company’s registered independent public accounting firm, approving the audit fee payable to the auditors, working with independent auditors and other corporate officials, reviewing the scope and results of the audit by, and the recommendations of, our independent auditors, approving the services provided by the auditors, reviewing our financial statements and reporting on the results of the audits to the Board, reviewing our insurance coverage, financial controls and filings with the SEC, including, meeting quarterly prior to the filing of our quarterly and annual reports containing financial statements filed with the SEC, and submitting to the Board its recommendations relating to our financial reporting, accounting practices and policies and financial, accounting and operational controls.

In assessing the independence of the Audit Committee in 2012, our Board reviewed and analyzed the standards for independence provided in NASDAQ Marketplace Rule 5605 and applicable SEC regulations. Based on this analysis, our Board has determined that each of Messrs. Ross, Wesson and Skelly satisfies such standards for independence. Our Board also determined that Mr. Ross is a “financial expert” as provided in NASDAQ Marketplace Rule 5605(c) (3) and SEC regulations.

Compensation Committee

The Compensation Committee is composed of Bruce F. Wesson and Immanuel Thangaraj. During 2012 until his resignation on March 11, 2013 Richard Markham was a member of the Compensation Committee. This committee is responsible for consulting with and making recommendations to the Board of Directors about executive compensation and compensation of employees. See “Compensation of Executive Officers and Directors — Compensation Discussion and Analysis” for a summary of the procedures for approving compensation for our senior management and employees. The Charter of our Compensation Committee is available on our website, www.acurapharm.com, under the menu item “Compensation Committee Charter” appearing under the “Corporate” tab.

The listing standards of the NASDAQ Capital Market specify that the compensation of our executive officers must be determined, or recommended to the Board, either by a majority of independent directors or a compensation committee comprised solely of independent directors. In 2012 prior to the GCE Distribution (see below under the caption “Certain Relationships and Related Transactions and Director Independence”) we relied on the “controlled company” exemption provided in the listing standards of the NASDAQ Capital Market under Nasdaq Marketplace Rule 5615(c) in having each of Messrs. Markham, Wesson and Thangaraj as members of the Compensation Committee. Following the GCE Distribution, our Board determined that each of Messrs. Markham, Wesson and Thangaraj were independent directors under the Nasdaq Marketplace Rules.

Strategic Transaction Committee

The Strategic Transaction Committee is composed of George K. Ross, Bruce F. Wesson and William G. Skelly. Mr. Markham was a member of the committee until his resignation from the Board on March 11, 2013. The Strategic Transaction Committee reviews, evaluates and recommends to the Board, for the Board’s evaluation and determination, potential acquisitions, divestitures, capital raising transactions, joint ventures and strategic alliances, and licensing and collaboration transactions. All members of this Committee are considered by our Board as independent directors.

Nominating Committee

Currently our entire Board of Directors functions as our nominating committee. As needed, the Board will perform the functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election to our Board. In 2012, prior to the GCE Distribution (see “Certain Relationships and Related Transactions and Director Independence”), three of our seven members of the Board (Messrs. Skelly, Wesson and Ross) were “independent” as that term is defined under the rules of the NASDAQ Capital Market and SEC regulations and participated with the entire Board in the consideration of director nominees. Following the GCE Distribution our Board determined that all members of the Board were independent other than Mr. Jones, our CEO. We believe that a nominating committee separate from the Board is not necessary at this time, given our relative size and the size of our Board and that an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process. The Board's process for recruiting and selecting nominees for Board members, if required, would be to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise allowing them to contribute as effective directors to our governance, and who would be willing to serve as directors of a public company. To date, we have not engaged any third party to assist in identifying or evaluating potential nominees. If a possible candidate is identified, the individual will meet with each member of the Board and be sounded out concerning his/her possible interest and willingness to serve, and Board members would discuss amongst themselves the individual's potential to be an effective Board member. If the discussions and evaluation are positive, the individual would be invited to serve on the Board. To date, no shareholder has presented any candidate for Board membership for consideration, and we do not have a specific policy on shareholder-recommended director candidates. The Board believes its process for evaluation of nominees proposed by shareholders would be no different than the process of evaluating any other candidate, and therefore the Board believes it is appropriate to not have a policy on shareholder-recommended director candidates. The Board of Directors does not have a policy regarding diversity in identifying nominees for director.

The experience, qualifications, attributes or skills that led the Board to conclude that the current board members, should serve are (i) their pharmaceutical industry and senior level management experience in the case of Messrs. Jones, Skelly, Azad, Wesson and Markham; (ii) financial and senior level management expertise in the case of Mr. Ross, and (iii) their experience in overseeing management as principals of private equity firms in the case of Messrs. Wesson, Azad, Thangaraj and Markham. In addition pursuant to the Voting Agreement described in “Certain Relationships and Related Transactions and Director Independence”, prior to the GCE Distribution, we were required to elect the three designees of GCE Holdings LLC — Messrs. Markham, Thangaraj, and Azad — to our Board. After the GCE Distribution and pursuant to an amendment to the Voting Agreement, we are required to elect one designee of Galen Partners III, L.P (“Galen”), one designee of Care Capital Investments II, LP (“Care Capital”) and one designee of Essex Woodlands Health Ventures V, L.P., (“Essex”). Mr. Thangaraj serves as the designee of Essex, Mr. Markham served as the designee of Care Capital until his resignation effective March 11, 2012 and Mr. Azad served as the designee of Galen until his resignation effective December 31, 2012. As of March 11, 2013, neither Galen nor Care Capital had nominated another Board designee. See also “Proposal 1 Election of Directors for a further description of the experience of our directors.

Separation of Roles of Chairman and CEO

Mr. Markham served as the Chairman of our Board of Directors until his resignation in March 2013 and a replacement has not been elected and Mr. Jones serves as Chief Executive Officer. We believe the separation of offices is beneficial because a separate chairman (i) can provide the Chief Executive Officer with guidance and feedback on his performance, (ii) provides a more effective channel for the Board to express its views on management, (iii) allows the chairman to focus on shareholder interests and corporate governance while the Chief Executive Officer leads the Company’s strategy development and implementation. As Mr. Markham has significant senior level pharmaceutical industry experience, he was particularly well suited to serve as Chairman and his replacement will likely be similarly qualified.

Board’s Role in Risk Assessment

The Board as a whole engages in risk oversight as part of its functions. As an emerging pharmaceutical development company we face numerous risks identified in on our Annual Report on Form 10-K, many of which are outside of our control. In addition, the Audit Committee reviews our insurance coverage and the Board and Audit Committee regularly monitors our liquidity position and operating expenses and reviews our capital funding needs. The Company believes the Board leadership structure effectively enables it to oversee risk management.

Shareholder Communications to the Board

Shareholders who wish to send communications to our Board of Directors may do so by sending them in care of our Secretary at Acura Pharmaceuticals, Inc., 616 N. North Court, Suite 120 Palatine, Illinois 60067. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication” or similar statement that clearly and unmistakably indicates the communication is intended for the Board. All such communications must clearly indicate the author as a shareholder and state whether the intended recipients are all members of the Board or just certain specified directors. Our Secretary will have the discretion to screen and not forward to Directors communications which the Secretary determines in his or her discretion are communications unrelated to our business or our governance, commercial solicitations, or communications that are offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all shareholder communications which are not forwarded and such communications will be available to any Director.

Code of Ethics

Our Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and all of our other employees is available on our website, www.acurapharm.com, under the menu item “Code of Ethics” appearing under the “Corporate” tab.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own beneficially more than ten percent (10%) of our Common Stock, to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Section 16(a). Based solely on the reports received by us and on written representations from reporting persons, we believe that our Directors, executive officers and greater than ten percent (10%) beneficial owners of our Common Stock complied with all Section 16(a) filing requirements during the year ended December 31, 2012, except that (i) Galen, a 10% beneficial owner, did not file a Form 4 reflecting the GCE Distribution; (ii) Essex, a 10% beneficial owner, filed a Form 4 reflecting the GCE Distribution one day late; and (iii) Mr. Seiser was one day late in filing a Form 4 in reporting the disposition of shares to pay the par value and taxes upon the exchange of Restricted Stock Units for shares of common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, five individuals will be elected to serve as Directors until the next annual meeting, and until their successors are elected and qualified. During 2012, each of the nominees to the Board served as a Director. Mr. David Azad and Mr. Richard Markham, each a director during 2012, resigned from the Board effective December 31, 2012 and March 11, 2013, respectively.

Unless a shareholder WITHHOLDS AUTHORITY, a properly delivered proxy will be voted FOR the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the shareholder withholds authority from voting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

Although our Certificate of Incorporation provides for a maximum of 11 directors, in accordance with the terms of a Voting Agreement dated February 6, 2004, as amended, by and among the Company, GCE Holdings LLC (“GCE”) Care Capital Investments II, LP (“Care Capital”), Essex Woodlands Health Ventures V, L.P. (“Essex”), Galen Partners III, L.P. (“Galen”) and others (the “Voting Agreement”), we have agreed that the Board of Directors shall be comprised of not more than seven members (or such greater number that is required to assure that we have a majority of independent directors after giving effect to the various designation rights described herein), one of whom shall be the designee of Care Capital, one of whom shall be the designee of Essex, and one of whom shall be the designee of Galen, in each case subject to certain minimum share holdings, one of whom is our Chief Executive Officer and three of whom are independent directors. The Voting Agreement provides that each of Care Capital’s, Essex’s and Galen’s right to designate one director will terminate when it or its affiliates (determined separately for each of Care Capital, Essex and Galen) fail to hold at least 3 million shares of our common stock (or warrants exercisable for such shares). The board designee of Essex is Immanuel Thangaraj. Mr. Azad, Galen’s director nominee, resigned in December 2012. Mr. Markham, Care Capital’s director nominee, resigned on March 11, 2013. To date, neither Galen nor Care Capital has nominated a replacement director under the Voting Agreement.

The name and age of each of the six nominees, his principal occupation and the period during which such person has served as a Director are set forth below.

Name of Nominee	Age	Position With the Company	Director Since
Robert B. Jones	54	President and CEO and Director	2011
Bruce F. Wesson(1)(2)(3)	70	Director	1998
William G. Skelly(2)(3)	62	Director	1996
Immanuel Thangaraj(1)	42	Director	2002
George K. Ross(2)(3)	71	Director	2008

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Strategic Transaction Committee.

Robert B. Jones has been our President and Chief Executive Officer since July 7, 2011. From April 2011 through July 6, 2011, Mr. Jones was our Interim President and Chief Executive Officer. Mr. Jones was our Senior Vice President and Chief Operating Officer from April 2008 to April 2011. From May, 2003 to March, 2008, Mr. Jones served first as the Vice President, Finance and then as Vice President, Strategy and Business Analysis of Adolor Corporation. From November 2000 to May, 2003 he served as Vice President, Finance and then as Chief Operating Officer of Opt-E-Script, Inc., a privately held personalized medicine company where Mr. Jones was responsible for all commercialization activities. Prior to that, Mr. Jones was Vice President, Sales and Marketing for Purepac Pharmaceutical Company. Mr. Jones received his M.B.A. from the University of North Carolina and a B.S. from Cornell University. Mr. Jones was appointed a director of the Company in July 2011.

Bruce F. Wesson has been a member of our Board of Directors since March, 1998. From January 1991 until June 30, 2011 Mr. Wesson was a Partner of Galen Associates, a health care venture firm, and a General Partner of Galen Partners III, L.P. Prior to January, 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Inc., an investment banking firm. He currently serves on the Boards of Derma Sciences, Inc., and as Vice Chairman of the Board of MedAssets, Inc., each a publicly traded company. Mr. Wesson earned a Bachelor of Arts degree from Colgate University and a Masters of Business Administration from Columbia University.

William G. Skelly has been a member of our Board of Directors since May, 1996 and served as our Chairman from October, 1996 through June, 2000. Since 1990, Mr. Skelly has served as Chairman, President and Chief Executive Officer of Central Biomedia, Inc. and its subsidiary SERA, Inc. From 1985 to 1990, Mr. Skelly served as President of Martec Pharmaceutical, Inc. Mr. Skelly earned a Bachelor of Arts degree from Michigan State University and a Masters of Business Administration from the University of Missouri-Kansas City.

Immanuel Thangaraj has been a member of our Board of Directors since December, 2002. Mr. Thangaraj has been a Managing Director of Essex Woodlands Health Ventures, a venture capital firm specializing in the healthcare industry, since 1997. Prior to joining Essex Woodlands Health Ventures, he helped establish a telecommunication services company, for which he served as its CEO. Mr. Thangaraj holds a Bachelor of Arts and a Masters in Business Administration from the University of Chicago.

George K. Ross has been a member of our Board of Directors since January, 2008. Since April 2002, Mr. Ross has been a consultant to early stage businesses and a financial investor. From July 2005 through December 2010 he served as Executive Director, Foundations and Partnerships for World Vision U.S. in New York City. His business career has included senior financial officer and board member positions with both public and private companies in diverse industries. Mr. Ross was Executive Vice President and Chief Financial Officer and a board member of Tier Technologies Inc. from February 1997 to January 2000, which became a public company during this period. Mr. Ross is a Certified Public Accountant and earned a Bachelor of Arts degree from Ohio Wesleyan University and a Masters of Business Administration from Ohio State University.

The Board had determined that Messrs. Skelly, Wesson, Ross and Thangaraj are independent directors.

Executive Officers

Robert B. Jones, President and Chief Executive Officer.

Peter A. Clemens has been Senior Vice President, Chief Financial Officer and Secretary since April 2004. Mr. Clemens was our Vice President, Chief Financial Officer and Secretary from February 1998 to March 2004 and a member of our Board of Directors from June, 1998 to August, 2004. Mr. Clemens is a Certified Public Accountant and earned a Bachelor of Business Administration degree from the University of Notre Dame and a Masters of Business Administration from Indiana University. Age 60.

Albert W. Brzeczko, Ph.D., has been Vice President, Technical Affairs of Acura Pharmaceutical Technologies, Inc. since February 2009. From 1999 through 2009, Dr. Brzeczko was Vice President, Global Pharma New Product Development and Pharma Technologies for International Specialty Products, Inc., a contract services group specializing in the development of technologies for the bioenhancement of poorly soluble drugs. Prior to 1999, Dr. Brzeczko held various positions of increasing responsibility in pharmaceutical product development with UPM Pharmaceuticals, Banner Pharmacaps, Mylan Laboratories, and DuPont Merck. Dr. Brzeczko received a Bachelor of Science degree in biochemistry and a Ph.D. in pharmaceutical sciences from the University of Maryland. Age 56.

Robert A. Seiser has been a Vice President, Treasurer and Corporate Controller since April 2004. Mr. Seiser joined us in March 1998 as our Treasurer and Corporate Controller. Mr. Seiser is a Certified Public Accountant and earned a Bachelor of Business Administration degree from Loyola University of Chicago. Age 49.

James F. Emigh has been Vice President of Corporate Development since October 2011. From April 2004 to October 2011, Mr. Emigh was our Vice President of Marketing and Administration. Prior to such time,

Mr. Emigh was our Vice President of Sales and Marketing. Mr. Emigh joined us in May, 1998, serving first as Executive Director of Customer Relations and then as Vice President of Operations. Mr. Emigh holds a Bachelor of Pharmacy degree from Washington State University and a Masters of Business Administration from George Mason University. Age 57.

J. Bradley Rivet has been Vice President of Marketing since October 2011. Prior to such time, Mr. Rivet was Vice President of Effcon Laboratories Inc. Mr. Rivet has also held various management positions with aaiPharma Inc. and Burroughs Welcome Co. Mr. Rivet received his Bachelor of Science degree from Louisiana State University. Age 59.

The term of office of each person elected as a director will continue until the next annual meeting of shareholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board, although the employment of Robert B. Jones, our President and Chief Executive Officer and Peter A. Clemens, our Senior Vice President and Chief Financial Officer are subject to the provisions of their respective Employment Agreements See “Compensation of Executive Officers and Directors — Employment Agreements.”

Agreements Governing Appointment of Directors

See “Election of Directors” above, for a discussion of the Voting Agreement that entitles each of Care Capital, Essex and Galen to designate one director.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Our current executive compensation program consists of (i) an annual salary and bonus compensation, (ii) equity incentives represented by the issuance of stock options and (iii) a bonus for consummating a strategic transaction for our Chief Executive Officer and Chief Financial Officer. The salary, bonuses, and equity incentives serve to link executive pay to corporate performance.

Policies for Allocating Between Various Forms of Compensation

We award bonuses and salary increases for performance in the prior year, cash permitting. We award options to incentivize longer term performance. We also award options to executives upon commencement of employment.

Salary and Bonus

Each of Robert Jones and Peter Clemens are parties to an employment agreement, described under the caption “Employment Agreements” below, which provide the minimum annual base salary to be payable to such officers, subject to increase at the discretion of the Board. In addition, the Jones and Clemens employment agreements provide for annual bonus payments, in the discretion of the Compensation Committee or the Board, subject to the satisfaction of such targets, conditions or parameters as may be agreed upon from time to time by the employee and the Compensation Committee.

The material bonus performance targets for 2011 included advising and assisting Pfizer in obtaining FDA approval of the NDA for Oxecta, obtaining advancement of additional product candidates (both opioid and non-opioid) utilizing our Aversion® and ImpedeTM Technologies, in-licensing and/or acquiring alternative technologies and product candidates to expand our offering of products with abuse deterrent features and benefits and enhancement of our intellectual property portfolio for abuse deterrent technologies. Such performance targets were both organizational and individual goals for Mr. Jones. Mr. Jones’ bonus was weighted 100% to achievement of the foregoing goals and other bonuses (including for Messrs. Clemens, Seiser, Brzeczko and Emigh) were weighted 50% to the achievement of the foregoing organizational goals and 50% to the achievement of individual goals. We concluded that 41% of the organizational goals were met in 2011.

The material bonus performance targets for 2012, as amended through September 2012 include progress toward submitting a hydrocodone acetaminophen New Drug Application with the FDA, progress to executing licenses for certain Aversion® opioids, launch of Nexafed®, executing a transaction providing incremental or positive cash flow potential, and conserving cash. Such performance targets were both organizational and individual goals for Mr. Jones. Mr. Jones’ bonus was weighted 100% to achievement of the foregoing goals and other bonuses (including for Messrs. Clemens, Seiser, Brzeczko and Emigh) were weighted 50% to the achievement of the foregoing organizational goals and 50% to the achievement of individual goals. Based upon the recommendation of our CEO and in order to conserve cash, the Board used its discretion and did not award any bonuses for 2012.

The bonus performance targets for 2013 relate to progress toward submitting a hydrocodone acetaminophen New Drug Application with the FDA by mid-2014, the success of Oxecta® on the U.S. market, the success of Nexafed on the U.S. market, progression of our research and development programs and the execution of transactions to further build our business.

No compensation will be earned with respect to a performance measure unless a performance “floor” for that measure is exceeded; the incentive opportunity with respect to a measure will be earned if the target is achieved; achievement between the floor and the target results in a lower amount of award with respect to that performance measure. An amount larger than the incentive opportunity for each performance measure can be earned, up to and possibly exceeding a specified limit, for exceeding the target for that measure. Depending on market conditions and other circumstances, performance criteria may be modified during the course of the year, and other performance criteria reweighted. In setting compensation levels, the Compensation Committee compares our Company to companies of comparable business focus, market capitalization, technological capabilities and market in which we compete for executives. As part of this process, the Compensation Committee and the Board does not use the compensation levels of comparable companies as benchmarks, rather as a factor in evaluating the compensation levels of the named, executive officer. To date, compensation consultants have not been retained by the Compensation Committee or the Board as part of this process.

In ascertaining the achieved level of performance against the targets, the effects of certain extraordinary events, as determined by the Compensation Committee, such as (i) major acquisitions and divestitures, (ii) significant one-time charges, and (iii) changes in accounting principles required by the Financial Accounting Standards Board, are “compensation neutral” for the year in which they occurred; that is, they are not taken into account in determining the degree to which the targets are met in that year.

The Compensation Committee may, after a review of an executive’s performance, recommendto the Board that a bonus award be made to such executives based upon other non-enumerated performance targets (whether or not they are parties to employment agreements). This could result in the award of salary increases or bonuses above a targeted range amount.

For our other executive officers not subject to an employment contract (Messrs. Brzeczko, Seiser, Rivet and Emigh), the Compensation Committee will set the annual salary for such executive officers between December and March and establish potential bonus compensation that such executives may earn based upon quantitative and, if applicable, qualitative performance goals established by the Compensation Committee.

Messrs. Brzeczko’s, Seiser’s and Emigh’s organizational bonus performance targets in 2011 and 2012 were consistent with those for Messrs. Jones, and Clemens as outlined above. Such officer’s bonuses are weighted 50% to the organizational performance targets and 50% to the achievement of performance targets unique to their respective positions. In 2011 we awarded bonuses of $41,100, $33,500, and $26,300 to Messrs Brzeczko, Seiser, and Emigh, respectively, representing 42%, 57% and 46%, respectively of their maximum bonuses. In 2012 we did not award any bonuses to Messrs. Brzeczko, Seiser, and Emigh based largely as a result of Pfizer’s decision to terminate its license to three opioid Aversion products and our need to conserve cash. The maximum bonuses payable to Messrs. Brzeczko, Seiser, and Emigh is 35% of their base salary.

We did not award any salary increases in 2012 to Messrs. Jones, Clemens, Brzeczko, Seiser or Emigh in order to preserve cash. In past years we have awarded increases based on new responsibilities (such as Mr. Jones promotion to CEO), as well as individual and general company performance.

Strategic Transaction Bonus Grant Agreements

On February 28, 2013, pursuant to Strategic Transaction Bonus Grant Agreements we entered into with our Chief Executive Officer and Chief Financial Officer (the “Strategic Transaction Bonus Grant Agreements”), each of our CEO and CFO became eligible for bonuses of $900,000 and $450,000, respectively, upon the completion of a strategic transaction. Such Strategic Transaction Bonus Grant Agreements are intended (i) to assist in the retention of such executives and (ii) to increase such executives’ incentive to enhance shareholder value. A strategic transaction is generally defined as the acquisition of a controlling interest in the Company by a third party, the Company’s acquisition of a controlling interest in a third party, the sale of substantially all of our assets, our acquisition of substantially all of the assets of a third party, or a merger involving the Company, subject to certain of the above transactions meeting a certain minimum value threshold. The Strategic Transaction Bonus Grant Agreements apply to transactions consummated in 2013 or in 2014 provided negotiations and due diligence relating to such Strategic Transaction commenced in 2013 or the transaction was approved by our Board in 2013. See “Employment Agreements — Strategic Transaction Bonus Grant Agreements”.

Stock Options

A long-term component of our executive compensation program consists of stock option grants. The options generally permit the option holder to buy the number of shares of our Common Stock covered by the option (an “option exercise”) at a price fixed at the time of grant. While we have historically granted stock options having an exercise price equal to the fair market value of our Common Stock on the date of grant and continued this practice in 2010, during 2004 and 2005, we issued stock options to our employees at a discount to the trading price of our common stock. It is our expectation that discounted stock option grants will occur, if at all, only on an isolated basis in the future where circumstances warrant. With respect to stock options grants having an exercise price equal to the market price of our Common Stock on the date of grant, such options generally gain value only to the extent our stock price exceeds the option exercise price during the life of the option. Generally, a portion of the options vest over a period of time if the option holder remains an employee and expire no later than 10 years after grant. Executives will generally be subject to limitations in selling the vested option stock due to securities law considerations, and therefore will have an incentive to increase shareholder value.

It is the Company’s practice to grant stock options to executives upon commencement of employment. In addition in recent years we have granted options in December of each year to executives and other employees. In December 2010, 2011 and 2012 we granted options for an aggregate of 558,667, 335,000 and 370,000 shares, respectively, to our employees, exercisable at fair market value on the date of grant, which options vest in equal installments over 24 months. The December 2011 option grants included options with respect to 80,000, 35,000, 35,000, 35,000 and 35,000 underlying shares, to Messrs. Jones, Clemens, Brzeczko, Seiser and Emigh, respectively, represented 24%, 10%, 10%, 10%, and 10% of the total option awards respectively and was generally consistent with the 2010 awards. The December 2012 option grants included options with respect to 90,000, 50,000, 70,000, 40,000 and 40,000 underlying shares, to Messrs. Jones, Clemens, Brzeczko, Seiser and Emigh, respectively, represented 24%, 14%, 19%, 11% and 11% of the total option awards respectively and as generally consistent with the 2011 awards, except Mr. Brzeczko was awarded a greater percentage of options due to his technical contributions. Aggregate option awards of 370,000 shares in 2012 were in line with the awards in 2011. It is likely we will maintain similar but not necessarily identical ratios of distribution of option awards as we made in 2011 and 2012 to those persons and/or persons in similar management positions.

Timing Policies with Respect to Options

We have no plan or practice to time option grants in coordination with the release of non-public information and we do not time the release of non-public information to affect the value of executive compensation. Option grant dates for options issued to any new executive officers will likely be the starting date of their employment.

Restricted Stock Units

In each of 2005, 2008 and 2009 our compensation program also consisted of restricted stock units (“RSUs”) pursuant to a restricted stock unit plan (the “2005 RSU Plan”). A RSU represents a contingent obligation to deliver a share of our common stock to the holder of the RSU on a distribution date. Each RSU award made to our executives in 2005 vested one-third (1/3) upon grant and the balance in equal monthly increments on the first day of each month beginning January 1, 2006 and ending December 1, 2007. The vested shares underlying the RSU awards are issued on the earlier of (i) a Change of Control (as defined in our 2005 RSU Plan), or (ii) in four annual installments starting on January 1, 2011. In the event of a Change of Control, our issuance of the vested shares shall be made in a lump sum distribution. In the absence of a Change of Control, the issuance of vested shares shall be made in four (4) equal installments on each of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014, with the first three installments already distributed. Upon our distribution of the vested shares underlying the RSU awards, the recipients must submit to us the par value of $0.01 per share. Since the 2005 RSU Plan mandates fixed distribution dates commencing at January 1, 2011 (which will pre-date any new RSU grant under our 2005 Plan), we do not anticipate issuing Additional RSUs. Equity awards granted to an executive upon commencing employment are considered in and serve to reduce, the annual equity awards that may be made to such executive later in such year.

Termination/Severance Benefits

The employment agreement of each of Mr. Jones and Clemens provide severance benefits under certain circumstances. The severance benefits provided to each such executive differ, but include payments of a pro rata bonus or non equity incentive compensation, one to two years of salary and one to two years of benefits. In addition, Mr. Clemens has severance in the event of death. This is a result of Mr. Clemens having an employment agreement that was originally executed in 1998. It is unlikely we would grant severance on death in the future (other than through life insurance). See “Employment Agreements” and “Quantifying Termination/Change of Control Payments” below. We believe severance arrangements for the highest level officers help them to focus on their respective job functions and give them comfort that we will not lightly terminate their employment. We believe these severance benefits were necessary to be able to initially hire and to retain these executives. In turn Messrs. Jones and Clemens agreed after their employment with us ends under certain circumstances not to compete or solicit our employees for hire for a limited period of time. We believe that such non-compete and non-solicit provisions are important to protect our business. The severance benefits are standard in employment contracts and were the results of negotiations between us and our executives.

The other executive officers named in the Summary Compensation Table have no contractual severance benefits if terminated by us other than acceleration of vesting of their RSUs.

Retirement Plans

We maintain a 401(k) plan that allows us to make both discretionary and matching contributions, but we have not done so since inception. We have no pension plans or non-qualified deferred compensation plans and, as a result, the columns relating to such plans in the Summary Compensation Table are blank.

Change in Control

Currently unexercisable options vest with respect to all underlying shares upon a change of control (as defined in employment agreements, in the case of Messrs. Jones only. For Mr. Clemens options do not automatically vest upon a change of control but only after certain terminations following a change of control. Option vesting is not accelerated for other executives on a change of control. In addition, discounted options that are subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A), become exercisable upon a change of control that qualifies as a change of control under Section 409A. In addition, RSUs vest with respect to all underlying shares upon a change of control and are distributed upon a change of control (provided the requirements of Section 409A are met). In addition, Messrs. Jones and Clemens receive severance and bonuses if they terminate their employment after a change of control (as defined in their employment agreements), or we terminate their employment after a change of control. They are also entitled to bonuses upon a change of control pursuant to their respective Strategic Transaction Bonus Grant Agreements. We believe our change of control provisions incentivize our executives to seek opportunities for us and realize benefits from a change of control transaction even though such change of control may lead to the termination of their positions.

Tax Reimbursements

Because of the excise tax imposed by Internal Revenue Code Section 280G, our executive officers may be subject to such tax upon the exercise of options and distributions under RSUs upon a change of control. We currently have no agreements to reimburse our executive officers for any taxes imposed as a result of these additional excise taxes. We also allow our employees to elect to have shares withheld upon exercise of options and upon the exchange of RSUs in satisfaction of the statutory minimum withholding tax obligations of such employees relating to such option exercises or RSU exchanges.

Perquisites and Other Benefits

Our executive officers receive no perquisites. We have not made either discretionary or matching contributions to their 401(k) plans, although our plan provides that we may do so. Our executive officers are not provided auto allowances and they receive no country club or golf club memberships. We may, however, consider such perquisites in the future.

Board Process

The Compensation Committee of the Board of Directors approves all compensation and awards to our executive officers and other employees and thereafter submits its recommendation to the full Board for approval. All such decisions are made with the consultation of the Chief Executive Officer, except those relating to the compensation of the Chief Executive Officer. Except for salary adjustments and cash bonus and equity awards to the Chief Executive Officer, these items are generally based upon the recommendation of the Chief Executive Officer. For example, in 2011, the Chief Executive Officer made recommendations with respect to bonuses and salary increases for all other employees (other than himself) and the Compensation Committee and Board adopted such recommendations. In 2012, the Chief Executive Officer made recommendations for equity awards for executive officers and employees and the Compensation Committee and the Board adopted such recommendations. With respect to salary adjustments and cash bonus and equity items to the Chief Executive Officer, the Compensation Committee establishes such awards for the Chief Executive Officer subject to review and approval of the Board.

At our 2011 Annual Meeting our shareholders, in an advisory vote, approved our executive compensation (“say on pay”) and recommended to the Board that an advisory vote be held on executive compensation every three years. After the shareholder vote, the Board adopted the shareholder’s recommendation. The Board will consider the shareholder recommendations with respect to compensation in the future, but is not bound by them and any changes to compensation are subject to, among other things, existing contractual arrangements and the impact on our continued ability to retain and attract qualified personnel. The next say on pay shareholder vote must occur on or before our 2014 Annual Meeting and the next vote on the frequency of the say on pay shareholder vote must occur on or before our 2017 Annual Meeting.

Summary Compensation Table and Discussion of Employment and Incentive Arrangements

The following table sets forth a summary of the compensation paid by us for services rendered in all capacities to us during each of the three fiscal years ended December 31, 2012, to our Chief Executive Officer, Chief Financial Officer and our next three most highly compensated executive officers (collectively, the “2012 named executive officers”) whose total annual compensation for 2012 exceeded $100,000:

Summary Compensation Table

Name and Principal Position	Year	Base Salary ($)	Bonus ($)(1)	Option Awards(2) ($)	Non-equity incentive plan compensation ($)(1)	Total ($)
Robert B. Jones, President and CEO since July 7, 2011, Interim President and CEO from April 28, 2011 and SVP & COO prior thereto	2010	300,000	99,000	711,000	—	1,110,000
	2011	336,285	138,800	278,000	—	753,085
	2012	383,000	—	219,353	—	602,353

Peter A. Clemens SVP & CFO	2010	211,500	88,000	113,760	—	413,260
	2011	211,500	96,500	122,000	—	430,000
	2012	219,000	—	121,863	—	340,863
Albert W. Brzeczko VP, Technical Affairs	2010	273,000	47,000	91,008	—	411,008
	2011	273,000	41,100	122,000	—	436,100
	2012	282,000	—	170,608	—	452,608
Robert A. Seiser VP, Treasurer & Corporate Controller	2010	165,000	28,000	91,008	—	284,008
	2011	165,000	33,500	122,000	—	320,500
	2012	170,000	—	97,490	—	267,490
James Emigh, VP Corporate Development(3)	2012	170,000	—	97,490	—	267,490

(1)	The performance targets in the bonus plan are subject to adjustment throughout the year and earnings from such plan are reported in the bonus column. Had such earnings been reported in the non-equity incentive compensation column all numbers in the bonus column would be moved to the non-equity incentive compensation column.
(2)	The 2010 entries reflect the grant date fair value of options with respect to 250,000, 40,000, 32,000, and 32,000 underlying shares issued in 2010 to Messrs. Jones, Clemens, Brzeczko and Seiser, respectively. The 2011 entries reflect the grant date fair value of options with respect to 80,000, 35,000, 35,000, and 35,000 underlying shares issued in 2011 to Messrs. Jones, Clemens, Brzeczko and Seiser, respectively. The 2012 entries reflect the grant date fair value of options with respect to 90,000, 50,000, 70,000, 40,000 and 40,000 underlying shares issued in 2012 to Messrs. Jones, Clemens, Brzeczko, Seiser and Emigh respectively. Grant date fair values are computed in accordance with FASB ASC Topic 718. To calculate grant date fair value, we consider an assumed risk free interest rate and a historical volatility percentage for our Common Stock. For options issued in 2010 we used a risk free interest rate of 3.47 % and historical volatility of 119%. For options issued in 2011 we used a risk free interest rate of 1.92 % and historical volatility of 114%. For options issued in 2012 we used a risk free interest rate of 1.72%

and historical volatility of 114%. In all cases we excluded the possibility of forfeiture and calculated values based on 10 year option terms. See Note I to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a general discussion of assumptions used in calculating grant date fair value.
(3)	Only 2012 compensation reported for Mr. Emigh who was not one of our five most highly compensated officers in 2010 or 2011.

Other Compensatory Arrangements

Our executive officers participate in medical, dental, life and disability insurance plans provided to all of our employees.

Employment Agreements

Robert B. Jones commenced employment with us on April 7, 2008 pursuant to an Employment Agreement dated March 18, 2008 as our Senior Vice President and Chief Operating Officer. On April 28, 2011, Mr. Jones was appointed our Interim President and Chief Executive Officer and his salary was increased from $300,000 to $338,500. On July 7, 2011, Mr. Jones was named President and Chief Executive Officer and his salary was increased from $338,500 to $377,000. His salary was further increased to $383,000 commencing January 1, 2012. The term of the Employment Agreement is currently scheduled to expire December 31, 2013. The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from us (which would give Mr. Jones the right to terminate his employment for Good Reason) or Mr. Jones at least ninety (90) days prior to the expiration of the initial term or any subsequent renewal period. Pursuant to the Employment Agreement Mr. Jones is eligible for annual bonuses of up to thirty percent (30%) of his base salary on the achievement of such targets, conditions, or parameters as may be set from time to time by the Board of Directors or the Compensation Committee of the Board of Directors. However in 2010, the Board increased the maximum bonus payable to Mr. Jones to up to 100% of his base salary. In 2012, Mr. Jones was not awarded a bonus due to, among other reasons, the reasons stated above under the caption “Salary and Bonus”. The Employment Agreement provides for our grant in April 2008 to Mr. Jones of stock options exercisable for up to 30,000 shares of Common Stock at an exercise price equal to the last sale price of our Common Stock on the last trading day prior to his April 7, 2008 commencement date. The stock option provides for vesting of 1,500 shares on the last day of each month commencing May 31, 2008 and as of December 31, 2009 the stock option was fully vested. In addition, on May 23, 2008, April 24, 2009, December 16, 2010, December 16, 2011 and December 14, 2012 we granted Mr. Jones stock options to purchase 160,000 shares, 160,000 shares 250,000 shares, 80,000 shares and 90,000 shares of our Common Stock, respectively, in each case exercisable at the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”). The Employment Agreement also provides for our grant in April 2008 to Mr. Jones of a Restricted Stock Unit Award providing for our issuance of up to 50,000 shares of our Common Stock. The Restricted Stock Units granted to Mr. Jones in 2008 vested 2,500 shares on the last day of each month commencing May 31, 2008 and as of December 31, 2009 are fully vested. See “— Compensation Discussion and Analysis-Restricted Stock Units” for details on the issuance of shares underlying the Restricted Stock Unit Awards. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event that we terminate the Employment Agreement without Cause or Mr. Jones terminates the Employment Agreement for Good Reason, we are required to pay Mr. Jones an amount equal to the bonus for such year, calculated on a pro rata basis assuming full achievement of the bonus criteria for such year (to the extent it has not already been paid), as well as Mr. Jones' base salary for one year (such salary amount being the “Severance Pay”). Pursuant to an amendment to Mr. Jones’ Employment Agreement entered into in 2012, in case of termination without Cause and for Good Reason or for voluntary termination more than two years after a Change of Control, such Severance Pay and bonus is payable in equal monthly installments over a period of twelve (12) months, with the first six installments payable six months and one day after termination, if mandated by applicable law, which requires certain payments to certain officers of a public company (“specified employees”) to be made commencing six months after termination However, if such termination is without Cause, for Good Reason or for voluntary termination within two years of a qualifying Change of Control, then the Severance Pay and bonus is payable in a lump sum six months and one day after termination (unless a six month delay is not required by applicable law in which case it is payable 31 days after termination). In addition, upon a termination without Cause or for Good Reason or voluntarily after a Change of Control, any shares remaining unvested under stock options and restricted stock units granted to Mr. Jones will vest in full and Mr. Jones will be entitled to continued coverage under our then existing benefit plans, including medical and life insurance, for twelve (12) months from the date of termination. The Employment Agreement restricts Mr. Jones from disclosing, disseminating or using for his personal benefit or for the benefit of others, confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to one year after the termination of his employment with us. In addition, Mr. Jones has agreed not to (and not to cause or direct any person to) hire or solicit for employment any of our employees or those of our subsidiaries or affiliates (i) for six (6) months following the termination of his employment by us without Cause or by him for Good Reason, prior to a Change of Control, (ii) for twelve (12) months following the termination of his employment for Cause, prior to a Change of Control, or (iii) twenty-four (24) months following a Change of Control. The table entitled “Events Affecting Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Mr. Jones’ options following a number of termination scenarios or a Change of Control.

Peter A. Clemens is employed pursuant to an Employment Agreement effective as of March 10, 1998, as amended, which provides that Mr. Clemens will serve as our Senior Vice President and Chief Financial Officer for a term currently scheduled to expire December 31, 2013. The term of the Employment Agreement provides for automatic one (1) year renewals in the absence of written notice to the contrary from the Company or Mr. Clemens at least ninety (90) days prior to the expiration of any renewal period. Pursuant to a 2008 amendment to the Employment Agreement, our non-renewal of the Employment Agreement is considered as a termination without Cause for all purposes under the Employment Agreement. Mr. Clemens current base salary under the Employment Agreement is $219,000 (increased from $211,500) commencing January 1, 2012. Under the Employment Agreement, he may also receive an annual bonus to be determined based on the satisfaction of such targets, conditions or parameters as may be determined from time to time by the Compensation Committee of the Board of Directors. In 2012, Mr. Clemens was not awarded a bonus due to among other reasons, the reasons stated above under the caption “Salary and Bonus.” The Employment Agreement also provides for the grant of stock options on March 10, 1998 to purchase 30,000 shares of our Common Stock at an exercise price of $23.75 per share, which options vest in equal increments of 2,500 option shares at the end of each quarterly period during the term of the Employment Agreement (as such vesting schedule may be amended by mutual agreement of Mr. Clemens and the Board of Directors) In addition, in August 2004, the Company granted stock options to Mr. Clemens to purchase 37,500 shares of Common Stock at an exercise price of $1.30 per share, which exercise price represents a discount to the fair market value of our Common Stock on the date of grant. Such stock options vest in four equal portions at the end of each annual period commencing March 9, 2005. Such stock options are exercisable (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”) in four equal installments on January 1 of each of 2011, 2012, 2013 and 2014, provided that such options may be exercised only in the calendar year in which they first become exercisable, and in any event no later than their respective expiration dates. In addition, on May 23, 2008, April 24, 2009, December 16, 2010, December 16, 2011, and December 14, 2012 we granted Mr. Clemens options to purchase 100,000 shares, 120,000 shares, 40,000 shares, 35,000 shares and 50,000 shares of our Common Stock, respectively, in each case at an exercise price equal to the fair market value of our Common Stock at the date of grant and vesting in equal installments over 24 months (subject to earlier exercisability as set forth in the table below entitled “Events Affecting Option Vesting and Exercise”). We also granted Mr. Clemens RSUs, in 2005, as acknowledged by his Employment Agreement and additional RSUs in 2009. The Employment Agreement contains standard termination provisions, including upon death, disability, for Cause, for Good Reason and without Cause. In the event the Employment Agreement is terminated by us without Cause or by Mr. Clemens for Good Reason, we are required to pay Mr. Clemens an amount equal to twice his then base salary, payable in the case of termination without Cause or for Good Reason six months and one day after termination (unless he is not a specified employee at termination in which case payment is in a lump sum within 30 days following termination) and to continue to provide Mr. Clemens coverage under our then existing benefit plans, including medical and life insurance, for a term of 24 months. The Employment Agreement permits Mr. Clemens to terminate the Employment Agreement in the event of a Change in Control (as defined in the Employment

Agreement), in which case he would receive the same payments on the same schedule as on a termination for Good Reason. In addition, Mr. Clemens’ estate is entitled to six months salary upon his death as well as a pro rata bonus for the number of months he worked in the year of his death. The Employment Agreement also restricts Mr. Clemens from disclosing, disseminating or using for his personal benefit or for the benefit of others confidential or proprietary information (as defined in the Employment Agreement) and, provided we have not breached the terms of the Employment Agreement, from competing with us at any time prior to two years after the earlier to occur of the expiration of the term and the termination of his employment. In addition, for a period of two (2) years from and after the effective date of the termination of his employment with us (for any reason whatsoever), (i) induce or attempt to influence any employee of the Corporation or any of its subsidiaries or affiliates to leave its employ, or (ii) aid any person, business, or firm, including a supplier, a competitor, licensor or customer of or our manufacturer for the Corporation, in any attempt to hire any person who shall have been employed by us or any of our subsidiaries or affiliates within the period of one (1) year of the date of any such requested aid The table entitled “Events Affecting Option Vesting and Exercise,” below, summarizes the vesting and exercisability of Mr. Clemens’ options following a number of termination scenarios or a Change of Control.

Events Affecting Stock Option Vesting and Exercise (For Messrs. Jones and Clemens)

Event	Vesting of All Options (Options not subject to Section 409A(1) are exercisable upon vesting)	Exercisability of Options not subject to section 409A(1)	Exercisability of Options Subject to Section 409A(1)
Termination due to Death	Options vest for one month after death; after that no additional vesting	Vested options immediately exercisable for one year following termination	Vested options immediately exercisable for the lesser of (a) one year following termination or (b) the last day of the year in which they become exercisable
Termination by Company Without Cause or by Employee for Good Reason or termination by Employee following Change of Control (not qualifying under Section 409A)	All options fully vest.	Vested options immediately exercisable for one year following termination Vested options exercisable for 12 months for Mr. Jones (twenty four months in the case of Mr. Clemens)	Vested options exercisable commencing six months after termination for the lesser of (a) one year following termination or (b) the last day of the year in which they become exercisable
Termination due to Disability	No additional vesting	Vested options immediately exercisable for one year following termination	Vested options exercisable commencing six months after termination for the lesser of (a) one year following termination or (b) the last day of the year in which they become exercisable
Termination by the Company for Cause or by executive other than for Good Reason	No additional vesting	Vested options immediately exercisable for 40 days following termination	Vested options exercisable commencing six months after termination for the lesser of (a) 40 days or (b) the last day of the calendar year in which they first become exercisable
Change of Control	Options fully vest for Mr. Jones.	Vested options immediately exercisable	Vested options exercisable upon Change of Control qualifying under Section 409A during the year in which the Change of Control occurs

(1)	See Footnote 1 to table entitled “Outstanding Equity Awards at 2012 Year-End” and corresponding text for identification of options subject to Section 409A. Mr. Jones does not hold any such options.

Each of Mr. Jones and Mr. Clemens is eligible to receive a bonus if we consummate a Strategic Transaction (as defined below) pursuant to separate strategic transaction bonus grant agreements (“Strategic Transaction Bonus Grant Agreements”) we entered into with each of them, on February 28, 2013.

Payment Terms.  The Strategic Transaction Bonus Grant Agreements provide for payment of $900,000 to Mr. Jones and $450,000 to Mr. Clemens, if a Strategic Transaction is consummated in 2013, or if a Strategic Transaction is consummated in 2014 for which negotiations and due diligence commenced in 2013 or for which Board approval was received in 2013. The Strategic Transaction Bonus Grant Agreements provide for a one-time bonus for the first Strategic Transaction consummated. For a Strategic Transaction described in clause (A) or (D) of the definition of Strategic Transaction, or clause (C) of the definition of Strategic Transaction pursuant to which we are not the surviving entity, Messrs. Jones and Clemens will be paid in the same form as received by us or our shareholders in consideration for such Strategic Transaction, and otherwise will be paid in cash. Such payment amount may include shares of the capital stock of the acquiring party in such transaction or a combination of cash, stock and/or other securities. Payments under the Strategic Transaction Bonus Grant Agreements will not reduce or eliminate any other bonus or other payments to Mr. Jones or Mr. Clemens specified in their respective employment agreements.

Definition of Strategic Transaction.  A Strategic Transaction means the completion in 2013 (or in 2014, if negotiations and due diligence for such Strategic Transactions are commenced in 2013) of any one of the following, in one or a series of related transactions (A) the acquisition (other than solely from us) by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than us or any subsidiary or affiliate (within the meaning of Rule 144 under the Securities Act of 1933, as amended), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors (the “Voting Securities”), (B) the acquisition by us or any subsidiary of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of a third party corporation, limited liability company, partnership or other entity, (C) a reorganization, merger, consolidation, share exchange, recapitalization, business combination or similar transaction involving us, (D) a sale of all or substantially all of our assets (measured by the value or earning power of the assets); or (E) the purchase of all or substantially all of the assets of a third party corporation, limited liability company, partnership or other entity, provided that in the case of a transaction described in clauses (B) or (E) above or in clause (C) above where we are the surviving entity the transaction meets a minimum value threshold.

Section 280G.  In the event the payment of the amounts due to Mr. Jones or Mr. Clemens under their respective Strategic Transaction Bonus Grant Agreements, combined with any other payments to which Mr. Jones or Mr. Clemens may be entitled under his respective employment agreement result in the application of Section 280G of the Internal Revenue Code or will otherwise be subject to the excise tax (“Excise Tax”) imposed by Section 4999 of the Internal Revenue Code (or any similar tax that may hereafter be imposed) their payment under the Strategic Transaction Bonus Grant Agreement will be reduced to the Reduced Amount (as defined below) if reducing the payment will provide him with a greater net after-tax amount than would be the case if no such reduction was made. The “Reduced Amount” is an amount which maximizes the aggregate value of the payment without causing such payment to be subject to the Excise Tax, determined in accordance with Section 280G of the Internal Revenue Code. In the case of any such reduction, we will shall reduce the payment by first reducing payments that are not payable in cash, and then by reducing cash payments.

Termination of Employment.  If Mr. Jones’ or Mr. Clemens’ employment with us is terminated (i) by us without Cause or due to their Disability, (ii) by them for Good Reason, or (iii) due to death, Mr. Jones or Mr. Clemens, as the case may be (or their respective estates, as appropriate) shall be entitled to the payment under his respective Strategic Transaction Bonus Grant Agreement relating to the first Strategic Transaction occurring following the termination of his employment, provided, however, that (i) such Strategic Transaction was completed in 2013 (or in 2014, if negotiations and due diligence commenced in 2013), and (ii) the negotiations and due diligence for such Strategic Transaction commenced prior to the termination of employment. “Cause”, “Disability” and “Good Reason”, with respect to Mr. Jones and Mr. Clemens, respectively, have the meanings provided in their respective employment agreements. If Mr. Jones’ or Mr. Clemens’ employment with us is terminated for any other reason we have no obligation to pay any bonus to him under his Strategic Transaction Bonus Grant Agreement, other than payment that accrued prior to termination.

Deductibility by Company.  To the extent payments under Mr. Jones’ Strategic Transaction Bonus Agreement cause his compensation (excluding certain items) to exceed $1 million in any year, such excess will not be deductible by the Company for federal income tax purposes under Section 162(m) of the Internal Revenue Code.

Mr. Seiser, Mr. Emigh and Dr. Brzeczko are not parties to an employment agreement. Dr. Brzeczko was hired pursuant to an offer letter pursuant to which he received a $40,000 signing bonus and is eligible for annual bonuses of up to 35% of his base salary. Upon commencement of his employment on February 9, 2009, he received 24,000 RSUs vesting in equal installments over 24 months, and stock options exercisable for 96,000 shares of Common Stock vesting in equal installments over 24 months. Dr. Brzeczko’s annual salary is $282,000. Dr. Brzeczko is eligible for annual option grants. On December 16, 2010, December 16, 2011 and December 14, 2012 Dr. Brzeczko was granted stock options exercisable at the fair market value on date of grant for 32,000, 35,000 and 70,000 shares of Common Stock, respectively, vesting in equal installments over 24 months.

Mr. Seiser is employed at an annual salary of $170,000. Mr. Seiser is eligible for annual option grants. On December 16, 2010, December 16, 2011 and December 14, 2012 we granted Mr. Seiser stock options exercisable at the fair market value on date of grant for 32,000 35,000 and 40,000 shares of Common Stock, respectively, vesting in equal installments over 24 months. Prior to 2010 we had granted Mr. Seiser options and RSUs.

Mr. Emigh is employed at an annual salary of $170,000. Mr. Emigh is eligible for annual option grants. On December 16, 2010, December 16, 2011 and December 14, 2012 we granted Mr. Emigh stock options exercisable at the fair market value on date of grant for 24,000 35,000 and 40,000 shares of Common Stock, respectively, vesting in equal installments over 24 months. Prior to 2010 we had granted Mr. Emigh options and RSUs.

Each of Mr. Seiser, Dr. Brzeczko and Mr. Emigh are eligible for bonuses of up to 35% of base salary, but none received bonuses for 2012.

Stock Option Plans

We maintain two stock option plans adopted in 1998 and 2008, respectively. In the past we used, and may continue to use, stock options to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and shareholders.

The 1998 Stock Option Plan

The 1998 Stock Option Plan was adopted by the Board of Directors in April, 1998 and approved by our shareholders in June, 1998. The 1998 Stock Option Plan permits the grant of ISO’s and non-qualified stock options to purchase shares of our Common Stock. The 1998 Stock Option Plan was amended by the Board of Directors in April, 1999 to increase the number of shares available for the grant of options under the Plan from 260,000 to 360,000 shares. Our shareholders ratified the Plan amendment on August 19, 1999. The 1998 Stock Option Plan was further amended by Board of Directors in April, 2001 to increase the number of shares available for grant of options under the Plan from 360,000 to 810,000 shares. Our shareholders ratified the Plan amendment on June 14, 2001. The 1998 Stock Option Plan was further amended by the Board of Directors on May 5, 2004 to increase the number of shares available for grant of options under the Plan from 810,000 to 2,000,000 shares. Our shareholders ratified the Plan amendment on August 12, 2004. The 1998 Stock Option Plan was further amended on February 8, 2006 to make such plan compliant with Section 409A of the Internal Revenue Code, as amended. Our shareholders ratified the amendment on December 14, 2006. On June 25, 2009, the 1998 Stock Option Plan was further amended by our shareholders to allow participants to require us to withhold Common Stock upon exercise of options for payment of exercise price and statutory minimum withholding taxes. As of December 31, 2012, stock options to purchase 212,208 shares of Common Stock had been granted under the 1998 Stock Option Plan. Of such option grants, 23,150 are ISO’s and 189,058 are non-qualified options. No exercise price of an ISO was set at less than 100% of the fair market value of the underlying Common Stock. The exercise price of non-qualified options exercisable for 62,208 shares of Common Stock has been set at less than the fair market value on the date of grant of the underlying Common Stock. Subject to the terms of the 1998 Stock Option Plan, the Board of Directors, or a Committee appointed by the Board determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grant. An employee may not receive ISO’s exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations apply to the grant of non-qualified stock options.

Options issued at a discount under the 1998 Stock Option Plan, which had not vested as of December 31, 2004, are exercisable (subject to earlier exercise as described below) in four equal installments on January 1 of each of 2011, 2012, 2013 and 2014. These options are exercisable earlier than stated above upon a qualifying change of control and upon termination of employment (generally for a period of 90 days), subject in the case of termination, to a 6 month waiting period prior to exercise for Messrs. Jones, Clemens and Seiser. In no event are these options exercisable outside the calendar year in which they first become exercisable.

In April, 2008 the 1998 Stock Option Plan expired and the remaining unissued shares allocated to the Plan were terminated. The average per share exercise price for all outstanding options under the 1998 Stock Option Plan is $4.87.

The 2008 Stock Option Plan

The 2008 Stock Option Plan was adopted by the Board of Directors on March 14, 2008 and approved by our shareholders on April 30, 2008. On June 25, 2009, the 1998 Stock Option Plan was amended to allow participants to require us to withhold Common Stock upon exercise of options for payment of exercise price and statutory minimum withholding taxes. The 2008 Stock Option Plan permits the grant of ISO’s and non-qualified stock options to purchase in the aggregate up to 6,000,000 shares of our Common Stock. As of December 31, 2012, stock options to purchase 3,083,917 shares of Common Stock had been granted under the 2008 Stock Option Plan. Of such option grants, 1,584,655 are ISOs and 1,499,262 are non-qualified options. No exercise price of an ISO or a non-qualified stock option was set at less than 100% of the fair market value of the underlying Common Stock. Subject to the terms of the 2008 Stock Option Plan, the Board of Directors, or a Committee appointed by the Board determines the persons to whom grants are made and the vesting, timing, amounts and other terms of such grant. An employee may not receive ISO’s exercisable in any one calendar year for shares with a fair market value on the date of grant in excess of $100,000. No quantity limitations apply to the grant of non-qualified stock options. The average per share exercise price for all outstanding options under the 2008 Stock Option Plan is $5.54.

Restricted Stock Unit Award Plan

On December 22, 2005, the Board of Directors approved our 2005 Restricted Stock Unit Award Plan (the “2005 RSU Plan”) for our employees and non-employee directors. The RSU Plan was amended by the Board of Directors on October 26, 2006 to allow transfer of RSUs under limited circumstances. We believe that the 2005 RSU Plan did not require shareholder approval. Nevertheless, on December 14, 2006, our shareholders ratified the 2005 RSU Plan, as amended, at our 2006 Annual Shareholders’ Meeting. A RSU represents the contingent obligation of the Company to deliver a share of our Common Stock to the holder of the RSU on a distribution date. On March 14, 2008 the Board of Directors adopted and on April 30, 2008 our shareholders ratified an amendment to the 2005 RSU Plan increasing the number of shares available under the 2005 RSU Plan from 3 million to 3.5 million.

The purpose of the 2005 RSU Plan is to attract, motivate and retain experienced and knowledgeable employees by offering additional stock-based compensation and incentives to defer and potentially enhance their compensation and to encourage stock ownership in the Company and to attract and retain qualified non-employee directors. The 2005 RSU Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended and is designed to confirm that compensation deferred under the Plan which is subject to Code Section 409A is not included in the gross income of 2005 RSU Plan participants until such time as the shares of Common Stock underlying RSUs are distributed as set forth in the Plan and Code Section 409A.

The RSU Plan is administered by our Board of Directors or a Committee appointed by the Board of Directors. However, with respect to non-employee directors, the Board administers the Plan, and the Committee has no discretion with respect to any grants to non-employee directors. RSUs granted under the RSU plan vest on a schedule determined by the Board of Directors or such Committee as set forth in a restricted stock unit award agreement. Unless otherwise set forth in such award agreement, the RSUs fully vest upon a change in control (as defined in the 2005 RSU Plan) of the Company or upon termination of an employee’s employment without cause or due to death or disability, and in the case of a non-employee director, such person’s death or disability or if such person is not renominated as a director (other than for “cause” or refusal to stand for re-election) or is not elected by our stockholders, if nominated. Vesting of an RSU entitles the holder thereof to receive a share of Common Stock of the Company on a distribution date (after payment of the $0.01 par value per share).

Absent a change of control, one-fourth of vested shares of Common Stock underlying an RSU award are distributed (after payment of $0.01 par value per share) on January 1 of each of 2011, 2012, 2013 and 2014 (the January 1, 2011, January 1, 2012 and January 1, 2013 distributions were already made on such date). If a change in control occurs, the vested shares underlying the RSU award will be distributed at or about the time of the change in control. No dividends accrue on the shares underlying the RSUs prior to issuance. The recipients of RSU awards need not be employees or directors of the Company on a distribution date.

RSUs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner by the recipients other than by will or by the laws of descent or distribution and to (i) the spouse, children or grandchildren of the awardees (the “Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) subsequent transfers of transferred RSUs shall be prohibited except those made by will or by the laws of descent or distribution, and (z) such transfer is approved in advance by the Committee (or Board in absence of a Committee). A married recipient may generally designate only a spouse as a beneficiary unless spousal consent is obtained.

Recipients of RSUs generally will not recognize income when they are awarded RSUs (unless they elect to recognize income by making a Section 83(b) election). RSU recipients will recognize ordinary income in an amount equal to the fair market value of the shares of our Common Stock issued pursuant to a distribution under the RSU. We will generally be entitled to a tax deduction in the same amount.

As of December 31, 2012 we had granted RSUs providing for our issuance of up to an aggregate of 3,333,000 shares of our Common Stock. On January 1, 2011, January 1, 2012 and January 1, 2013, RSUs for 829,000, 829,000 and 829,000 shares, respectively were exchanged (together with the $.01 par value per share) for Common Stock in accordance with the distribution schedule provided in the 2005 RSU Plan outstanding. At February 1, 2013, RSU awards covering 829,000 shares were outstanding under our 2005 RSU Plan. We do not intend to issue additional RSUs under the 2005 RSU Plan.

The following table presents information regarding outstanding stock and stock option awards at December 31, 2012 for each of the 2012 named executive officers:

Outstanding Equity Awards at 2012 Year-End(1)

	Stock Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Robert B. Jones	30,000		—		$8.64	04/06/2018
	160,000		—		$9.87	05/23/2018
	160,000		—		$6.29	04/23/2019
	250,000		—		$3.02	12/15/2020
	43,333		36,667		$3.72	12/15/2021
	3,750		86,250		$2.61	12/13/2022
Peter A. Clemens	9,375	(2)	9,375	(2)	$1.30	03/09/2014
	100,000		—		$9.87	05/23/2018
	120,000		—		$6.29	04/23/2019
	40,000		—		$3.02	12/15/2020
	18,958		16,042		$3.72	12/15/2021
	2,083		47,917		$2.61	12/13/2022
Albert W. Brzeczko	96,000		—		$5.70	02/08/2019
	32,000		—		$3.02	12/15/2020
	18,958		16,042		$3.72	12/15/2021
	2,917		67,083		$2.61	12/13/2022
Robert A. Seiser	6,225	(2)	6,225	(2)	$1.30	03/09/2014
	80,000		—		$9.87	05/23/2018
	96,000		—		$6.29	04/23/2019
	32,000		—		$3.02	12/15/2020
	18,958		16,042		$3.72	12/15/2021
	1,667		38,333		$2.61	12/13/2022
James F. Emigh	6,225	(2)	6,225	(2)	$1.30	03/09/2014
	80,000		—		$9.87	05/23/2018
	72,000		—		$6.29	04/23/2019
	24,000		—		$3.02	12/15/2020
	18,958		16,042		$3.72	12/15/2021
	1,667		38,333		$2.61	12/13/2022

(1)	As of December 31, 2012, Messrs. Jones, Clemens, Brzeczko, Seiser and Emigh also held 47,500, 235,000, 12,000, 94,500 and 77,750 RSUs, respectively, which are fully vested.
(2)	See “Stock Option Plans — 1998 Stock Option Plan” for information regarding these options which were issued at a discount to fair market value and also see table entitled “Events Affecting Stock Option Vesting And Exercise” (column labeled “Exercisability of Options Subject to Section 409A”) with respect to Mr. Clemens and “Potential Payments Upon Termination or Change in Control with respect to Messrs. Emigh and Seiser. These options are currently fully vested.

Grants of Plan Based Awards in 2012

The following table presents information regarding the grant of awards made to our 2012 named executive officers in the last completed fiscal year under our 2008 Stock Option Plan. No awards were granted under our 2005 RSU Plan in 2012.

Grants of Plan-Based Awards

Name	Grant Date	Estimated possible payouts under non-equity incentive plan awards(1)			Option awards under the 2008 Stock Option Plan-Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards(2)
		Threshold ($)	Target ($)	Maximum ($)
Robert B. Jones	3/1/2012 12/14/2012	0	383,000	383,000	90,000	$2.61	$219,353
Peter A. Clemens	3/1/2012 12/14/2012	0	219,000	219,000	50,000	$2.61	$121,863
Albert W. Brzeczko	3/1/2012 12/14/2012	0	98,700	98,700	70,000	$2.61	$170,608
Robert A. Seiser	3/1/2012 12/14/2012	0	59,500	59,500	40,000	$2.61	$97,490
James F. Emigh	3/1/2012 12/14/2012	0	59,500	59,500	40,000	$2.61	$97,490

(1)	The Company may decide not to pay bonuses if a threshold of performance is not reached and the Company did not pay any bonuses to the 2012 named executive officers in 2012.
(2)	See Note 2 to Summary Compensation Table for methodology used in computing grant date fair value. See also Note I to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Option Exercises in 2012

The following table presents information regarding option exercises that occurred in our last completed fiscal year.

Option Exercises In Fiscal Year 2012(1)

	Option Awards
Name	Number of shares acquired on exercise	Value realized on exercise ($)
Robert B. Jones	—	—
Peter A. Clemens	9,375	$20,531
Albert W. Brzeczko	—	—
Robert A. Seiser	6,225	$11,018
James F. Emigh	6,225	$12,512

(1)	No RSUs vested in 2012, however, Messrs. Jones, Clemens, Brzeczko, Seiser and Emigh exchanged 23,750, 117,500, 6,000, 47,500 and 38,875 RSUs, respectively for the same number of shares of common stock (along with payment of a $.01 par value per share).

Securities Authorized For Issuance under Equity Compensation Plans

The following table includes information as of December 31, 2012 relating to our 1998 and 2008 Stock Option Plans and our 2005 Restricted Stock Unit Award Plan, which comprise all of our equity compensation plans. The table provides the number of securities to be issued upon the exercise of outstanding options and distributions under outstanding Restricted Stock Unit Awards under such plans, the weighted-average exercise price of outstanding options and the number of securities remaining available for future issuance under such equity compensation plans:

Equity Compensation Plan Information

Plan Category	Number Of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (Column a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Column b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a (Column c)
Stock Option Equity Compensation Plans Approved by Security Holders	3,296,125	$5.50	2,909,056
Stock Option Equity Compensation Plans Not Approved by Security Holders	—	—	—
Restricted Stock Unit Equity Compensation Plans Approved by Security Holders	1,658,000	$0.01	184,000
Restricted Stock Unit Equity Compensation Plans Not Approved by Security Holders	—	—	—
TOTAL	4,954,125	$3.66	3,093,056

Potential Payments Upon Termination or Change in Control

Messrs. Brzeczko, Emigh and Seiser

Options. If a change of control occurs (which constitutes a change of control under the stock option agreements) there is no accelerated vesting of options for Messrs. Brzeczko, Emigh or Seiser. Upon the occurrence of a change of control that meets the requirements of Section 409A of the Internal Revenue Code or upon termination of employment, stock options granted to Mr. Seiser and Mr. Emigh to purchase 12,450 and 12,450 shares of Common Stock, respectively at $1.30 per share become exercisable in full. In addition had Messrs. Brzeczko, Emigh or Seiser died on December 31, 2012 they would have vested in an additional 4,375, 3,125 and 3,125 options, representing one month of additional vesting in unvested options and realizing benefits of $12,183, $9,137 and $9,137 respectively.

RSUs. Upon the occurrence of a change of control that meets the requirements of Section 409A of the Internal Revenue Code, the RSUs are fully distributable for shares upon payment of the $.01 par value per share, instead of under their normal annual distribution schedule.

In addition upon death, the estates of Messrs. Brzeczko, Emigh and Seiser would receive $50,000 in life insurance proceeds.

The dollar benefits described above are the compensation cost for such awards that would have been recognized in 2012 in our financial statements in accordance with FASB ASC TOPIC 718, had such accelerated vesting/distribution occurred.

Messrs Jones and Clemens

Based upon a hypothetical triggering date of December 31, 2012, the quantifiable benefits for Messrs. Robert Jones and Peter Clemens upon a termination/change of control would have been as set forth the table below.

Triggering Event	Executive	Severance		Bonus		Value of Options Vesting(4)		Medical, Dental, Health, Disability and Life Insurance Benefits		Total(7)
Termination by Company without Cause or by Employee for Good Reason or by Executive after a Change of Control	Robert B. Jones	383,000	(1)(8)	—	(3)	136,739		26,270	(6)	$546,009
	Peter A. Clemens	438,000	(2)(9)	—	(3)	60,902		52,540	(10)	$550,442

Termination for Death	Robert B. Jones	—		—		20,739	(5)	50,000		$70,739
	Peter A. Clemens	114,500	(11)	—	(12)	10,152	(5)	50,000		$14,652
Termination for Disability	Robert B. Jones	—		—		—		—		—
	Peter A. Clemens	—		—		—		—		—
Termination with Cause	Robert B. Jones	—		—		—		—		—
	Peter A. Clemens	—		—		—		—		—
Change of Control Without Termination	Robert B. Jones	—		900,000	(13)	136,739		—		$1,036,739
	Peter A. Clemens	—		450,000	(13)	—		—		$450,000

The terms “Change of Control”, “Cause”, and “Good Reason” have the meanings in the listed executive’s employment agreements.

(1)	See “Employment Agreements” above under the description of Mr. Jones’ employment agreement for the payment schedule.
(2)	See “Employment Agreements” above under the description of Mr. Clemens’ employment agreement for the payment schedule.
(3)	Because bonuses were set at zero for 2012 and are generally paid in December, named executives would not have been entitled to any additional bonuses upon termination at December 31, 2012.
(4)	The dollar amount reported is the compensation cost for such awards that would have been recognized in 2012 in our financial statements in accordance with FASB ASC TOPIC 718 had the unvested stock options at December 31, 2012 vested at such date. See “Employment Agreements” for a description of the exercise periods following termination.
(5)	The dollar amount reported is the compensation cost for such awards that were recognized in 2012 in our financial statements in accordance with FASB ASC TOPIC 718, for the vesting of options with respect to 7,083 shares that would vest within one month of December 31, 2012 if Mr. Jones died on such date and 3,542 shares that would vest within one month of December 31, 2012 if Mr. Clemens died on such date.
(6)	Represents the value of medical, dental, disability and life insurance for the twelve months following termination. This amount is estimated.
(7)	Excludes accrued vacation.
(8)	Represents one year of salary, at the rate in effect on December 31, 2012.
(9)	Represents two years of base salary, at the rate in effect on December 31, 2012.
(10)	Represents the estimated value of medical, dental, disability and life insurance for the twenty-four months following termination.
(11)	Represents six months of base salary.

(12)	Mr. Clemens would have been entitled to 12 months of bonus had he died December 31, 2012 but his bonus for 2012 was zero.
(13)	Payment to be made under Strategic Transaction Bonus Grant Agreement, which also could be paid for certain strategic transactions that do not constitute changes of control.

Director Compensation

The following table sets forth a summary of the compensation paid by us to our Directors (other than Robert Jones, whose compensation, is reflected in the Summary Compensation Table) for services rendered in all capacities to us during the fiscal year ended December 31, 2012:

2012 DIRECTOR COMPENSATION

Director	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
William G. Skelly	27,250		—	48,770	76,020
David F. Azad(4)	25,000		—	48,770	73,770
Bruce F. Wesson	33,250		—	48,770	82,020
Richard J. Markham(4)	34,000		—	48,770	82,770
Immanuel Thangaraj(4)	20,000	(3)	—	48,770	68,770
George K. Ross	37,500		—	48,770	86,270

(1)	Mr. Skelly held fully vested RSUs with respect to 50,000 underlying shares, as of December 31, 2012. Messrs. Wesson, Azad, Markham, Thangaraj and Ross held no RSUs. In January 2012, Mr. Skelly exchanged 25,000 RSUS and $0.01 par value per share, for 25,000 shares of Common Stock.
(2)	Messrs. Skelly, Azad, Wesson, Markham, Thangaraj and Ross, held vested options with respect to, 85,000, 21,250, 85,000, 75,000, 85,000 and 75,000 underlying shares, respectively, as of December 31, 2012. Each of Messrs. Skelly, Azad, Wesson, Markham, Thangaraj and Ross was awarded options to purchase 15,000 shares of our Common Stock on January 3, 2012 at an exercise price of $3.48. The dollar amounts represent the grant date fair value of such options awarded in 2012 in accordance with FASB ASC Topic 718 and exclude the possibility of forfeiture. In computing the grant date fair value under a Black-Scholes model we used a risk free interest rate of 1.97% historical volatility of 114% and an option term of 10 years, for the options issued January 3, 2012. See Note I to our Financial Statements for a general discussion of our assumptions.
(3)	Committee and board meeting attendance fees waived.
(4)	Directors fees paid to Messrs. Azad, Thangaraj and Markham are remitted to Galen Partners, Essex Woodlands and Care Capital, respectively. Mr. Azad resigned from the Board effective December 31, 2012 and Mr. Markham resigned from the Board effective March 11, 2013.

For 2012, our Director compensation program provides for a $20,000 annual retainer for each non-employee Director, an additional annual retainer of $2,500 for the Chairman of the Compensation Committee, an additional $5,000 annual retainer for the Chairman of the Audit Committee, a $1,000 fee for each Board meeting attended in person ($500 if attended telephonically), and a $500 fee for each Committee meeting attended ($250 if attended telephonically). For 2013, the fees remain the same except that the annual retainer for the Audit Committee Chairperson was increased to $12,000 and each member of the Audit Committee receives a $5,000 annual retainer in lieu of any Audit Committee meeting fees. The annual retainer fees are payable in four equal installments at the end of each calendar quarter during the year. In addition, non-employee Directors will receive an annual grant of options to purchase 15,000 shares of our Common Stock. The stock options have a term of 10 years and have an exercise price equal to the closing price of our Common Stock on the first trading day of the year of grant as reported by the NASDAQ Capital Market. The stock options vest in equal installments at the end of each calendar quarter during the year of grant. Directors who are also our employees receive no additional or special remuneration for their services as Directors. We also reimburse Directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings.

Compensation Committee Interlocks and Insider Participation

During 2012 there were no Compensation Committee interlocks or insider participation in compensation decisions.

Compensation Committee Report

The following report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C [17 CFR 240.14a-1 et seq. or 240.14c-1 et seq.], other than as specified, or to the liabilities of Section 18 of the Exchange Act [15 U.S.C. 78r].

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with Company management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Richard J. Markham, Bruce Wesson and Immanuel Thangaraj.

February 28, 2013

Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

On or about October 1, 2012, GCE Holdings LLC (“GCE”) our then approximately 72.5% stockholder distributed (the “GCE Distribution”) all of its securities in the Company to its members, including Galen and certain of its affiliates, Care Capital and certain of its affiliates and Essex. As a result, Galen, Care Capital and Essex and their affiliated entities beneficially own 29.8%, 23.1% and 22.6%, respectively, of our common stock. GCE was the assignee of all shares of the Company’s preferred stock (prior to conversion of such preferred stock into common stock) formerly held by each of Galen, Care Capital and certain of their affiliates and Essex. Galen and certain of its affiliated entities, Care Capital and certain of its affiliated entities and Essex owned 39.8%, 30.6% and 29.6%, respectively, of the membership interest in GCE. Messrs. Azad, Markham and Thangaraj, each a Director, exercised investment control over the membership interests in GCE held by Galen, Care Capital and Essex, respectively, and correspondingly exercised investment control over our common stock held by GCE prior to the GCE Distribution.

As a condition to the completion of our 2004 debenture offering, we and the investors in our 2004 debentures and the holders of our outstanding 5% convertible senior secured debentures due March 31, 2006 issued by us during the period from 1998 through 2003 executed a certain Voting Agreement dated as of February 6, 2004 (the “Voting Agreement”). The Voting Agreement provided that each of Galen, Care Capital and Essex (collectively, the “Lead 2004 Debenture Investors”) had the right to designate for nomination one member of our Board of Directors, and that the Lead Debenture 2004 Investors collectively may designate one additional member of the Board (collectively, the “Designees”). In connection with the conversion of our preferred shares into common stock completed in November 2005, the Voting Agreement was amended to reflect the conveyance by each of Galen, Care Capital and Essex and certain of their affiliates of their holdings in our preferred shares (prior to their conversion into common stock) to GCE. After giving effect to a further amendment in January 2008, the Voting Agreement, as amended, provides that our Board of Directors shall be comprised of not more than seven (7) members, three (3) of whom shall be designees of GCE, one of whom shall be our CEO and three of whom shall be independent directors. The designees of GCE were Messrs. Wesson, Markham and Thangaraj. Mr. Wesson resigned as a member and manager of the general partners of Galen Partners III, L.P. and Galen Partners International III, L.P., and as a general partner of Galen Employee Fund III, L.P., and effective June 30, 2011 and in conjunction therewith was replaced by Mr. Azad as a GCE designee on the Board in July 2011.

On October 1, 2012, the Voting Agreement was further amended following the GCE Distribution, to provide that in lieu of GCE’s designation rights each of Galen, Care Capital and Essex had the right to designate one director as a member of our Board of Directors, as long as they held 3,000,000 shares of our Common Stock (including warrants to purchase shares), provided that in the event the majority of the Board of Directors were not independent under Nasdaq Marketplace Rules then, the Board would be expanded so that additional independent directors would be added. Messrs. Azad, Markham and Thangaraj the former GCE designees became the designees of Galen, Care Capital and Essex, respectively. Mr. Azad resigned effective December 31, 2012 and as of March 11, 2013 had not been replaced by Galen. Mr. Markham resigned effective March 11, 2013 and as of such date has not been replaced by Care Capital. In addition, the designees of each of Galen, Care Capital and Essex has the right to designate a member to any committee of our Board of Directors, provided that in the case of the Audit and Compensation committees they are independent under applicable Nasdaq rules.

On August 20, 2007, we entered into a Securities Purchase Agreement with GCE and the other investors named therein (collectively, the “Unit Investors”), pursuant to which the Unit Investors purchased units consisting of four shares of common stock and a warrant to purchase one share of common stock. In accordance with the requirements of the Securities Purchase Agreement, we filed a registration statement with the SEC for purposes of registering the resale of the shares of common stock issued as part of the Units and the shares of common stock issuable upon exercise of the warrants issued as part of the Units (the “Registration Statement”). The Registration Statement was declared effective by the SEC on November 20, 2007. We must exercise best efforts to keep the Registration Statement effective until the earlier of (i) the date that all shares of common stock and shares of common stock underlying Warrants covered by the Registration Statement have been sold, or (ii) the fifth anniversary of the Registration Statement, provided that the period during which the Registration Statement must be kept effective can be shortened to not less than two years by agreement of holders of registrable securities. Shares of common stock eligible for sale under Rule 144(k) of the Securities Act of 1933, as amended, need not be included in the Registration Statement. Under certain circumstances, if shares are excluded from the Registration Statement by the SEC, we may be required to file one or more additional Registration Statements for the excluded shares. Subject to certain exceptions, for each day that we fail to keep the Registration Statement effective, we must pay each Investor 0.05% of the purchase price of securities covered by the Registration Statement and held by such Unit Investor at such time, up to a maximum of 9.9% of the amount paid by a Unit Investor for the Units.

Following the GCE Distribution, GCE’s members including, Care Capital, Essex and Galen succeeded to GCE’s rights under the Securities Purchase Agreement with respect to the shares of our common stock distributed to them by GCE.

The requirement in the Securities Purchase Agreement to file the Registration Statement triggered the piggyback registration rights granted to certain holders of shares of our common stock and warrants exercisable for common stock pursuant to an Amended and Restated Registration Rights Agreement dated as of February 6, 2004, as amended. GCE, Galen, Care Capital and Essex exercised their piggyback registration rights under such Agreement. As a result, an aggregate of 26,584,016 shares of common stock and shares underlying warrants held by such shareholders were included in the Registration Statement.

Our Board has not adopted formalized written policies and procedures for the review or approval of related party transactions. As a matter of practice, however, our Board has required that all related party transactions, including, without limitation, each of the transactions described under the caption “Certain Relationships and Related Transactions,” be subject to review and approval by a committee of independent directors established by the Board. The Board’s practice is to evaluate whether a related party (including a director, officer, employee, GCE, Galen, Care Capital, Essex or other significant shareholder) will have a direct or indirect interest in a transaction in which we may be a party. Where the Board determined that such proposed transaction involves a related party, the Board formally establishes a committee comprised solely of independent directors to review and evaluate such proposed transaction (the “Independent Committee”). The Independent Committee is authorized to review any and all information it deems necessary and appropriate to evaluate the fairness of the transaction to us and our shareholders (other than the interested related party to such transaction), including meeting with management, retaining third party experts (including counsel and financial advisors if determined necessary and appropriate by the Independent Committee) and evaluating alternative transactions, if any. The Independent Committee is also empowered to negotiate the terms of such proposed related party transaction on our behalf. The proposed related party transaction may proceed only following the approval and recommendation of the Independent Committee. Following the Independent Committee’s approval, the related party transaction is subject to final review and approval of the Board as a whole, with any interested director abstaining from such action.

Each of the transactions described above under the caption “Certain Relationships and Related Transactions” were subject to the review, evaluation, negotiation and approval of an Independent Committee of the Board.

Director Independence

In assessing the independence of our Board members, our Board has reviewed and analyzed the standards for independence required under the NASDAQ Capital Market, including NASDAQ Marketplace Rule 5605 and applicable SEC regulations. Based on this analysis, our Board has determined that during 2012, prior to the GCE Distribution, each of Messrs. Bruce F. Wesson, William Skelly and George Ross met the standards for independence provided in the listing requirements of the NASDAQ Capital Market and SEC regulations. As a result, three of our seven Board members serving prior to the GCE Distribution met such standards of independence. Although the listing standards of the NASDAQ Capital Market specify that a majority of a listed issuer’s board of directors must be comprised of independent directors, prior to the GCE Distribution, we relied upon an exemption for “controlled companies” provided in Nasdaq Marketplace Rule 5615(c). A “controlled company” is a company of which more than 50% of the voting power is held by an individual, a group or another company. Based on GCE Holdings LLC’s ownership of approximately 72.5% of our common stock, prior to the GCE Distribution we were considered a controlled company under the rules of the NASDAQ Capital Market and relied upon this exemption in having less than a majority of independent directors on our Board. In connection with the GCE Distribution, our Board determined that subsequent to the GCE Distribution six of seven members of our Board (the exception being Mr. Jones) met the standards for independence provided in the listing requirements of the NASDAQ Capital Market and SEC regulations. We currently have five members on our Board, as Mr. Azad resigned effective December 31, 2012 and a successor has not been designated by Galen and Mr. Markham resigned effective March 11, 2013 and a successor has not been designated by Care Capital.

Our Board has determined that with respect to our Compensation Committee, that Messrs. Wesson and Thangaraj meet the standards for independence described above and Mr. Markham met the standards for independence described above prior to his resignation from the Board.

Vote Required and Board Recommendation

Directors are elected by a plurality of the votes cast. The six candidates receiving the highest number of votes will be elected as directors.

The Board of Directors recommends that the shareholders vote FOR each of the above nominees for Director.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

There will also be submitted for consideration and voting at the Meeting, the ratification of the appointment by our Audit Committee and our Board of Directors of BDO USA, LLP (formerly known as BDO Seidman, LLP) as our independent registered public accounting firm for the purpose of auditing and reporting upon our financial statements for the fiscal year ending December 31, 2013. Our Audit Committee and Board of Directors selected and approved the accounting firm of BDO USA, LLP as our independent registered public accounting firm to audit and report upon our financial statements for our fiscal year ending December 31, 2013. BDO USA, LLP has no direct or indirect financial interest in the Company.

Representatives of BDO USA, LLP are expected to be present at the Meeting, and they will be afforded an opportunity to make a statement at the Meeting if they desire to do so. It is also expected that such representatives will be available at the Meeting to respond to appropriate questions by shareholders.

Our registered independent public accounting firm is BDO USA, LLP. The fees billed by this firm in 2012 and 2011 were as follows:

	2012	2011
Audit Fees	$98,466	$110,245
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	98,466	110,245
Tax Fees	32,305	25,760
All Other Fees	—	—
Total for BDO USA, LLP	$130,771	$136,185

Audit Fees include professional services rendered in connection with the annual audit of our financial statements, and the review of the financial statements included in our Form 10-Qs for the related periods. Additionally, Audit Fees include other services that only an independent registered public accounting firm can reasonably provide, such as services associated with our SEC registration statements or other documents filed with the SEC or used in connection with financing activities. We had no Audit-Related Fees which would include accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Fees.”

Tax Fees include tax compliance, tax advice and tax planning services. These services related to the preparation of various state income tax returns, and our federal income tax return, and reviews of IRC Section 382.

Audit Committee's Pre-Approval Policies and Procedures

Consistent with policies of the SEC regarding auditor independence and the Audit Committee Charter, the Audit Committee has the responsibility for appointing, setting compensation and overseeing the work of the registered independent public accounting firm (the “Firm”). The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the Firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the Firm, the Audit Committee considers whether such services are consistent with the Firm’s independence, whether the Firm is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company's ability to manage or control risk or improve audit quality.

All of the audit-related, tax and other services provided by BDO USA, LLP in 2012 and 2011 and related fees (as described in the captions above) were approved in advance by the Audit Committee.

AUDIT COMMITTEE REPORT

The members of our Audit Committee are George K. Ross, Chairman, Bruce F. Wesson and William G. Skelly. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter is available on our website at www.acurapharm.com under the menu item “Audit Committee Charter” appearing under the “Corporate” tab. Management is responsible for our internal control and financial reporting process. Our independent public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the PCAOB and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with Management and our independent public accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and our independent public accountants. The Audit Committee discussed with the independent public accountants matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; Public Company Accounting Oversight. Our independent public accountants also provided to the Audit Committee the written disclosures required by PCAOB Rule 3526, and the Audit Committee discussed with the independent public accountants that firm's independence. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to us is compatible with the auditor's independence.

Based upon the Audit Committee's discussions with Management and the independent public accountants and the Audit Committee's review of the representation of Management and the report of the independent public accountants, the Audit Committee recommended that the Board of Directors include our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

The foregoing has been approved by all current members of the Audit Committee.

George K. Ross (Chairman)
Bruce F. Wesson
William G. Skelly

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Vote Required

A majority of the Votes Cast at the Meeting is required to ratify the appointment of BDO USA, LLP as our independent registered accounting firm for the fiscal year ending December 31, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock, as of February 1, 2013, for individuals or entities in the following categories: (i) each of the Company's Directors and nominees for Directors; (ii) the Company’s principal executive officer, the Company’s principal financial officer and the next three highest paid executive officers of the Company whose total annual compensation for 2012 exceeded $100,000 (the “2012 named executive officers”); (iii) all Directors and executive officers as a group; and (iv) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock. Unless indicated otherwise, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned. At February 1, 2013, there were 46,372,692 shares of our Common Stock outstanding.

Name of Beneficial Owner	Amount Owned		Percent of Class(1)
Galen Partners III, LP 680 Washington Boulevard, Stamford, CT 06901	13,821,607	(2)	29.5%
Care Capital II, LLC 47 Hulfish Street, Suite 310 Princeton, New Jersey 08542	10,742,398	(3)	22.8%
Essex Woodlands Health Ventures Fund V, L.P 21 Waterway Avenue, Suite 225 Woodlands, TX 77380	10,284,886	(4)	21.9%
Robert B. Jones	719,428	(5)	1.5%
William G. Skelly	113,750	(6)	*
Bruce F. Wesson	103,654	(7)	*
Peter A. Clemens	513,858	(8)	1.1%
Immanuel Thangaraj	88,750	(9)	*
Robert A. Seiser	328,272	(10)	*
Albert W. Brzeczko	179,785	(11)	*
George K. Ross	81,750	(12)	*
James F. Emigh	344,204	(13)	*
All Officers and Directors as a Group (11 persons)	2,548,451	(14)	5.4%

*	Represents less than 1% of the outstanding shares of the Company's Common Stock.
(1)	Shows percentage ownership assuming (i) such party converts all of its currently convertible securities or securities convertible within 60 days of February 1, 2013 into the Company's common stock, and (ii) no other Company security holder converts any of its convertible securities. No shares held by any Director or 2013 named executive officer has been pledged as collateral security.
(2)	Includes 12,170,643 shares and warrants to purchase 459,400 shares held by Galen Partners III, L.P., 1,098,161 shares and warrants to purchase 41,562 shares held by Galen Partners International III, L.P., and 49,902 shares and warrants to purchase 1,939 shares held by Galen Employee Fund III, L.P. (collectively, “Galen”). L. John Wilkerson, David W. Jahns, and Zubeen Shroff exercise voting, investment and dispositive rights over our securities held of record; by Galen.
(3)	By virtue of its status as general partner of Care Capital Investments II, LP and Care Capital Offshore Investments II, LP, Care Capital II, LLC, may be deemed to share voting and dispositive power with respect to the 10,742,398 shares (including (i) 9,322,186 shares of Common Stock and (ii) warrants to purchase 730,559 shares of Common Stock that are exercisable within 60 days of the date of this filing) of Issuer’s Common Stock held by Care Capital Investments II, LP and 689,653 shares (including (i) 639,533 shares of Common Stock and (ii) warrants to purchase 50,120 shares of Common Stock that are exercisable within 60 days of the date of this filing) of Issuer’s Common Stock held by Care Capital Offshore Investments II, LP. Care Capital II, LLC disclaims beneficial ownership of the securities and this report shall not be deemed an admission that Care Capital II, LLC is the beneficial owner of such securities for purposes of Section 16 or for any other purpose, except to the extent of their pecuniary interest therein.
(4)	Includes 9,781,985 shares and warrants to purchase 502,901 shares. Mr. Thangaraj is the Board designee of Essex Woodlands Health Ventures Fund V, L.P (“Essex”).

(5)	Includes 668,333 shares subject to stock options exercisable within 60 days of February 1, 2013. Excludes 23,750 RSUs granted to Mr. Jones. Mr. Jones has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Plan.
(6)	Includes 88,750 shares subject to stock options exercisable within 60 days of February 1, 2013. Excludes 25,000 RSUs granted to Mr. Skelly. Mr. Skelly has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of the Company’s 2005 Restricted Stock Unit Plan.
(7)	Includes 88,750 shares subject to stock options exercisable within 60 days of February 1, 2013.
(8)	Includes 301,042 shares subject to stock options exercisable with 60 days of February 1, 2013. Excludes 117,500 RSUs granted to Mr. Clemens. Mr. Clemens has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Plan. Includes 3,605 shares held by minor son.
(9)	Includes 88,750 shares subject to stock options exercisable within 60 days of February 1, 2013. Mr. Thangaraj’s holdings do not include securities held by Essex. Mr. Thangaraj disclaims beneficial ownership in securities held by Essex except to the extent of his pecuniary interest therein.
(10)	Includes 244,225 shares subject to stock options exercisable within 60 days of February 1, 2013. Excludes 47,250 RSUs granted to Mr. Seiser. Mr. Seiser has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Plan.
(11)	Includes 163,000 shares subject to stock options exercisable within 60 days of February 1, 2013. Excludes 6,000 RSUs granted to Dr. Brzeczko. Dr. Brzeczko has no rights as a stockholder, including no dividend or voting rights, with respect to the shares underlying the RSUs until the shares are issued by the Company pursuant to the terms of Company’s 2005 Restricted Stock Unit Plan.
(12)	Includes 78,750 shares subject to stock options exercisable within 60 days of February 1, 2013.
(13)	Includes 212,225 shares subject to stock options exercisable within 60 days of February 1, 2013. Excludes 38,875 outstanding RSUs.
(14)	Excludes 258,375 RSUs held by directors and officers. Includes 2,008,825 shares which Directors and executive officers have the right to acquire within 60 days of February 1, 2013 through exercise of outstanding stock options. Includes securities (other than RSUs) held by J. Bradley Rivet, our Vice President, Marketing, in addition to the officers and directors listed above. Excludes options to purchase 25,000 shares held by former director Azad and options to purchase 78,750 shares held by former director Markham.

GENERAL

We do not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will bear the cost of preparing, printing, assembling, posting and mailing all proxy materials that may be sent to shareholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our Common Stock held by such persons. We will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, our officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile. We do not expect to pay any compensation for the solicitation of proxies.

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps reduce the environmental impact as well. Householding is available to both registered stockholders and beneficial owners of shares held in streetname.

If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information to only one account in your household, as identified by you, we will deliver or mail a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by calling Broadridge Financial Solutions, Inc. at 1-800-542-1061 (toll free) or by writing to Broadridge Financial Solutions, Inc., Householding Dept, 51 Mercedes Way, Edgewood, NY 11717.

If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, mailed to you, please submit your request to Broadridge who will promptly deliver the requested copies.

Registered stockholders who have not consented to householding will continue to receive copies of our Notice, Annual Reports on Form 10-K and proxy materials, as applicable for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

A copy of our Annual Report to Shareholders on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC, accompanies this Proxy Statement, if being sent by paper or email copy and can be accessed on the web together with this Proxy Statement at www.proxyvote.com. Upon written request, we will provide each shareholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Acura Pharmaceuticals, Inc., 616 N. North Court, Suite 120, Palatine, Illinois 60067, Attention: Mr. Peter A. Clemens, Senior Vice President and Chief Financial Officer, telephone (847) 705-7709.

All properly executed proxies delivered pursuant to this solicitation and not revoked, will be voted at the Meeting and will be voted in accordance with the specifications made thereon. In voting by proxy in regard to the election of directors, shareholders may vote in favor of each nominee or withhold votes as to all nominees or votes as to a specific nominee. With respect to voting on the ratification of our independent public accountants, shareholders may vote in favor of, may vote against or may abstain from voting on such proposal. Shareholders should specify their choices on the enclosed Proxy or when voting by telephone or through the internet as provided in the Notice of Internet Availability of Proxy Materials. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR the election of all directors, and FOR the ratification of the appointment of BDO USA, LLP as our independent certified public accountants for the fiscal year ending December 31, 2013. See “Voting of Proxies” in this Proxy Statement, if you are a beneficial owner and not a record holder, as other rules apply with respect to your non-votes.

If you need directions on how to get to the Meeting please call Peter Clemens at 847-705-7709.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2012 Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC, will be available at www.proxyvote.com on or about March 18, 2013.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Any shareholder proposals intended to be presented at our 2014 Annual Meeting of Shareholders must be received by us on or before November 18, 2013 in order to be considered for inclusion in our proxy statement and proxy relating to such meeting.

SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the year 2014 annual meeting is February 3, 2014. If a stockholder gives notice of such a proposal after this deadline, our proxy holders will be allowed to use their discretionary authority to vote against the stockholder proposal when and if the proposal is raised at our 2014 Annual Meeting of Shareholders.

By Order of the Board of Directors

PETER A. CLEMENS,
Secretary

March 12, 2013

ACURA PHARMACEUTICALS, INC.
ATTN: PETER CLEMENS
616 N. NORTH COURT
PALATINE, IL 60067

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Immanuel Thangaraj 02 Bruce F. Wesson 03 Robert B. Jones 04 William G. Skelly 05 George K. Ross

The Board of Directors recommends you vote FOR the following proposal:

NOTE: IN THEIR DISCRETION PROXIES ARE AUTHORIZED TO VOTE AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, AND FOR PROPOSAL 2.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

ACURA PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Robert B. Jones and Peter Clemens, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, the number of shares of common stock of Acura Pharmaceuticals, Inc., that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, at the 2013 Annual Meeting of Shareholders of Acura Pharmaceuticals, Inc. to be held at Newark Liberty International Airport Marriott, 1 Hotel Road, Newark, New Jersey 07114 on May 1, 2013 at 9 A.M., Eastern Time or at any adjournment thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000163862_2 R1.0.0.51160